DOC ID ----> F026_0071

State of Ohio
Department of State

Anthony J. Celebrezze, Jr.
Secretary of State

Date 2/02/82 Number 535427 Receipt No. 150249

F026-0071 013

Received of or filed by CHARLES W. MAHAN F026-0071

The sum of $ 610.00 for filing AMD INC CHL of

MAC AULAY-BROWN, INC.

AMD $ 610.00

Returned to: 150249
CHARLES W. MAHAN
4130 LINDEN AVE.,#390
DAYTON, OH 45432

RECEIPT

Name:
MAC AULAY-BROWN, INC.

Total Fee: $ 610.00

Department of State

The State of Ohio

F026-0072

Anthony J. Celebrezze, Jr.
Secretary of State

535627

Certificate

It is hereby certified that the Secretary of State of Ohio has custody of the Records of Incorporation and Miscellaneous Filings; that said records show the filing and recording of: AMD INC CHL

MAC AULAY-BROWN, INC. of:

United States of America
State of Ohio
Office of the Secretary of State

Recorded on Roll F026 at Frame 0073 of the Records of Incorporation and Miscellaneous Filings.

Witness my hand and the seal of the Secretary of State, at the City of Columbus, Ohio, this 29TH **day of** JAN, **A.D. 19**82.


THE SEAL OF THE SECRETARY OF STATE OF OHIO

Anthony J. Celebrezze Jr

Anthony J. Celebrezze, Jr.
Secretary of State

DOC ID ----> F026_0071

Prescribed by
ANTHONY J. CELEBREZZE, JR.
Secretary of State

F026-0073

Charter # 535627
Approved by SP
Date 1-29-82
Fee $ ~~35.00~~ 61.00

CERTIFICATE OF AMENDMENT
(BY SHAREHOLDERS)
TO THE ARTICLES OF INCORPORATION OF

MacAULAY-BROWN, INC.
(Name of Corporation)

JOHN D. MacAULAY, who is ( ) Chairman of the Board (X) President ( ) Vice President (check one),

and CHARLES G. BROWN, who is (X) Secretary ( ) Assistant Secretary (check one)

of the above named Ohio corporation for profit with its principal location at Mad River Township, Ohio do hereby certify that: (check the appropriate box and complete the appropriate statements)

X a meeting of the shareholders was duly called and held on January 4, 1982, at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise 98 % of the voting power of the corporation,

___ in a writing signed by all of the shareholders who would be entitled to a notice of a meeting held for that purpose,

the following ~~resolution was~~ resolutions were adopted to amend the articles:

The amendments are set forth in Exhibit A, attached hereto and made a part hereof.

IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have subscribed their names this 11th day of January, 1982.

X John D MacAulay
(~~Chairman~~ President ~~Vice President~~)

X Charles G. Brown
(Secretary ~~Assistant Secretary~~)

NOTE: Ohio law does not permit one officer to sign in two capacities. Two separate signatures are required, even if this necessitates the election of a second officer before the filing can be made.

DOC ID ----> F026_0071

F0026-0072

EXHIBIT A

1. RESOLVED, That the Articles of Incorporation shall be amended so that Article Second is eliminated and the following substituted for such Article Second:

"SECOND. The place in Ohio where its principal office is to be located is 3989 Colonel Glenn Highway, Fairborn, Greene County."

2. RESOLVED, that the Articles of Incorporation shall be amended so that Article Fourth is eliminated and the following substituted for such Article Fourth:

"FOURTH. The number of shares which the Corporation is authorized to have outstanding is 15,000 Common Shares, no par value.

"Each of the previously authorized, issued and outstanding 650 Common Shares, no par value, is hereby converted into and becomes twenty (20) Common Shares, no par value.

"Any Common Shares herein authorized, but remaining unissued or treasury shares, or hereinafter increased or created may be issued or purchased by the Corporation, under authority or with the approval of the Board of Directors, to any or all of the employees, including officers and directors, of the Corporation or of any corporation or association in which or in the welfare of which the Corporation shall have any interest, and those actively engaged in the conduct of the business of the Corporation, or to a trustee or trustees on their behalf, on such basis of eligibility, with payment at such price, at one time, or in such installments and with such credits, contributions, compensation for services, or otherwise and on such other terms and conditions as may be determined from time to time by the Board of Directors."

DOC ID ----> F026_0071

FILING OR RECORDING OF DOCUMENTS F0026-0075 Date: January 25, 1982

Re: Amendment to the Articles of Incorporation of MacAulay-Brown, Inc.

The following documents are enclosed for filing or recording with your office.

Please find the Certificate of Amendment to the Articles of Incorporation on the above-styled corporation to be filed with your office. Please return a file-stamped copy in the enclosed self-addressed, stamped envelope.

☐ Charge our account for fees ☒ Check enclosed to cover fee. ($610.00)

TO Secretary of State of Ohio
14th floor, State Office Tower
30 East Broad Street
Columbus, Ohio 43215

CHARLES W. MAHAN
ATTORNEY AT LAW
SUITE 300 — 4130 LINDEN AVENUE
DAYTON, OHIO 45432
(513) 254-6155

DOC ID ----> F026_0071

F0026-0075

FILING OR RECORDING OF DOCUMENTS

Date: January 25, 1982

Re: Amendment to the Articles of Incorporation of MacAulay-Brown, Inc.

The following documents are enclosed for filing or recording with your office

Please find the Certificate of Amendment to the Articles of Incorporation on the above-styled corporation to be filed with your office. Please return a file-stamped copy in the enclosed self-addressed, stamped envelope.

☐ Charge our account for fees

☒ Check enclosed to cover fee. ($610.00)

TO Secretary of State of Ohio
14th floor, State Office Tower
30 East Broad Street
Columbus, Ohio 43215

CORRESPONDENCE

CHARLES W. MAHAN
ATTORNEY AT LAW
SUITE 330 — 4130 LINDEN AVENUE
DAYTON, OHIO 45432
(513) 254-6155